Calculation of Filing Fee Tables
S-8
ABBOTT LABORATORIES
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, Without Par Value	Other	140,000,000	$ 91.61	$ 12,825,400,000.00	0.0001381	$ 1,771,187.74
2	Equity	Common Shares, Without Par Value	Other	15,000,000	$ 91.61	$ 1,374,150,000.00	0.0001381	$ 189,770.12
Total Offering Amounts:						$ 14,199,550,000.00		$ 1,960,957.86
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,960,957.86
Offering Note
[1]	The maximum number of common shares issuable under the Abbott Laboratories 2026 Incentive Stock Program (the "Plan") is subject to adjustment in accordance with certain antidilution provisions of each such program. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement includes an indeterminate number of additional common shares that may be issuable if the antidilution provisions of the Plan become operative. Consists of common shares that are reserved for issuance in respect of awards to be granted under the Plan. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant's common shares as reported on the New York Stock Exchange on April 23, 2026, which date is within five business days prior to filing this Registration Statement.

[2]	The maximum number of common shares issuable under the Abbott Laboratories 2026 Employee Stock Purchase Plan For Non-U.S. Employees (the "ESPP") is subject to adjustment in accordance with certain antidilution provisions of each such program. Accordingly, pursuant to Rule 416 under the Securities Act, this registration statement includes an indeterminate number of additional common shares that may be issuable if the antidilution provisions of the ESPP become operative. Consists of common shares that are reserved for issuance under the ESPP. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant's common shares as reported on the New York Stock Exchange on April 23, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources